SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Sybron Dental Specialties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SYBRON DENTAL SPECIALTIES, INC.

1717 West Collins Avenue
Orange, California 92867
(714) 516-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 6, 2004

       Notice is hereby given that the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., Pacific Standard Time, on Friday, February 6, 2004 at the Inn at Rancho Santa Fe, 5951 Linea del Cielo, Rancho Santa Fe, California 92067, for the following purposes:

1. To elect three directors to serve as Class I Directors until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on December 17, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, your vote should be submitted as soon as possible, as it will assist the Company in reducing the expense of additional proxy solicitation. You may vote on the Internet (by accessing http://www.eproxyvote.com/syd), by telephone (by dialing 1-877-779-8683 on a touch-tone telephone), or by completing and mailing the enclosed proxy card in the accompanying postage paid envelope. Voting over the Internet, by phone or by written proxy will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

STEPHEN J. TOMASSI
Secretary

Orange, California

January 6, 2004

GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
STOCKHOLDER RETURN COMPARISON
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS
APPENDIX A

SYBRON DENTAL SPECIALTIES, INC.

1717 West Collins Avenue
Orange, California 92867
(714) 516-7400

PROXY STATEMENT

January 6, 2004

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 6, 2004

GENERAL INFORMATION

      This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company” or “SDS”), to the stockholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m., Pacific Standard Time, on Friday, February 6, 2004 at the Inn at Rancho Santa Fe, 5951 Linea del Cielo, Rancho Santa Fe, California 92067, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to stockholders on or about January 6, 2004.

      On December 11, 2000, the Company was spun off from Sybron International Corporation, which is now known as Apogent Technologies Inc. (“Apogent”), by way of a pro-rata distribution to Apogent shareholders of all the outstanding common stock and related preferred stock purchase rights of the Company. This transaction is referred to in this Proxy Statement as the “Spin-Off.”

      Stockholders of record will have the option to vote by written proxy or electronically via either the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Delaware law, and the Company is offering electronic services both as a convenience to its stockholders and as a step towards reducing costs. Stockholders not wishing to utilize electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

      Stockholders whose shares are registered directly with EquiServe Trust Company, N.A. (“EquiServe”), the Company’s transfer agent, may vote electronically either via the Internet or by calling EquiServe. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper voting form in the postage paid envelope provided.

      Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise: by executing and delivering a later dated proxy via the Internet, via telephone or by mail; by delivering written notice of the revocation of the proxy to the Company’s Corporate Secretary prior to the Annual Meeting; or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by a proxy, whether the proxy is submitted via the Internet, via telephone or by mail, will be voted in accordance with the stockholder’s directions, if the proxy is duly submitted prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof.

      If you are a participant in the Company’s 401(k) plan you will receive a proxy that will serve as voting instructions for your shares of Company common stock held in your plan account. The trustee for the 401(k) plan will vote your shares as you direct. If a proxy is not returned for shares held in the 401(k) plan, the trustee will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted.

      The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, in person, or by telephone, telegraph, e-mail or facsimile transmission. The Company will also request brokerage firms, nominees, banks, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained The Altman Group to aid in the solicitation of proxies, including the soliciting of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $4,000 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

      On December 17, 2003, the Company had outstanding 38,357,818 shares of common stock (and associated preferred stock purchase rights), and there were no outstanding shares of any other class of stock. Only stockholders of record at the close of business on December 17, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by stockholders at the Annual Meeting.

      A majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on those matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner, under the rules of the New York Stock Exchange (the “NYSE”), will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Delaware General Corporation Law, the Company’s charter documents, and any other requirements applicable to the matters to be voted upon.

      Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at a stockholders meeting, at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the outstanding shares of common stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock, by nominees for director and directors of the Company, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. The number of shares set forth for nominees for director, directors, and executive officers are reported as of December 17, 2003. Amounts for 5% stockholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 (the “Exchange Act”) unless more recent information was provided.

	Common Stock

Name and Address	Number of	Percent
of Owner(a)	Shares Owned	of Class

Ariel Capital Management, Inc.(b)
200 East Randolph Drive, Suite 2900
Chicago, Illinois 60601	5,647,297	14.7%
Gabelli Asset Management Company(c)
One Corporate Center
Rye, New York 10580	2,502,400	6.5%
FMR Corp.(d)
82 Devonshire Street
Boston, Massachusetts 02109	2,059,920	5.4%
Shapiro Capital Management Company, Inc.(e)
3060 Peachtree Road, Suite 1555
Atlanta, Georgia 30305	2,023,337	5.3%
Kenneth F. Yontz(f)(h)	297,460	*
Floyd W. Pickrell, Jr.(g)	1,522,663	3.8%
Dennis Brown(h)	31,293	*
William E. B. Siart(h)	32,000	*
James R. Parks(h)	33,000	*
Donald N. Ecker(h)(i)	32,000	*
Robert W. Klemme(h)	31,000	*
Stephen J. Tomassi(j)	470,448	1.2%
Gregory D. Waller(k)	223,862	*
Steven J. Semmelmayer(l)	298,657	*
Daniel E. Even(m)	249,992	*
All directors and executive officers as a group (13 persons)(n)	3,542,294	8.6%

*	Represents less than 1% of the class.

(a)	Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.

(b)	Based on information supplied by Ariel Capital Management, Inc., as of December 17, 2003. Ariel reported that it had sole voting power with respect to 4,814,967 shares and sole investment power with respect to 5,645,042 shares of the common stock reported.

(c)	Based on a filing Form 13D/ A by Gabelli Asset Management Company on behalf of itself and Gabelli Funds, LLC, dated April 29, 2003. Gabelli reported that it had sole voting power with respect to 2,343,900 shares and sole investment power with respect to all of the shares of the common stock reported.

(d)	Based on a filing on Form 13G/ A by FMR Corp., dated February 14, 2003. FMR reported on behalf of itself and its wholly owned subsidiaries Fidelity Research & Management Company and Fidelity Management Trust Company that as of December 31, 2002 it had sole voting power with respect to 598,820 shares and sole investment power with respect to all of the shares of common stock reported.

(e)	Based on information supplied by Shapiro Capital Management Company, Inc., as of December 17, 2003. Shapiro reported on behalf of itself and The Kaleidoscope Fund, LP and Samuel R. Shapiro, that it had sole voting power and sole investment power with respect to all of the shares of the common stock reported.

(f)	Mr. Yontz has shared voting power and shared investment power with respect to 17,083 of the shares of common stock reported.

(g)	Mr. Pickrell has shared voting power and shared investment power with respect to 21,350 of the shares of common stock reported. Includes 1,392,707 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Pickrell.

(h)	Includes, for each of Messrs. Yontz, Brown, Ecker, Klemme, Parks and Siart, 30,000 shares of common stock issuable upon the exercise of outstanding director stock options held by them.

(i)	Mr. Ecker has shared voting power and shared investment power with respect to 2,000 of the shares of common stock reported.

(j)	Includes 431,900 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Tomassi.

(k)	Mr. Waller has shared voting power and shared investment power with respect to 10,000 of the shares of common stock reported. Includes 213,063 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Waller.

(l)	Mr. Semmelmayer has shared voting power and shared investment power with respect to 2,266 of the shares of common stock reported. Includes 293,199 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Semmelmayer.

(m)	Includes 236,615 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Even.

(n)	Includes (i) 3,032,886 shares of common stock issuable upon the exercise of outstanding stock options held by all directors and executive officers as a group and (ii) 85,203 shares as to which there is shared voting power and shared investment power.

      The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of December 17, 2003. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

ELECTION OF DIRECTORS

      Action will be taken at the Annual Meeting for the election of three directors to serve as Class I Directors until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equal in number as possible, serving staggered, three-year terms.

      The nominees for election as Class I Directors are Floyd W. Pickrell, Jr., William E.B. Siart, and James R. Parks. The election shall be determined by a plurality of the votes duly cast. It is intended that the persons appointed as proxies in the proxy card will vote FOR the election of the nominees listed below, unless instructions to the contrary are given to them. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board of Directors to substitute some other person or persons for any of the nominees, it is intended that the proxies will vote FOR the substitute nominees.

      The following table sets forth the principal occupations (for at least the last five years) and directorships of the three nominees in Class I and of the four directors whose terms of office will continue after the Annual Meeting.

			Director of
	Principal Occupation		Company
Name(a)	and Business Experience	Age	Since

Nominees for elections as Class I Directors, whose terms will expire in 2007:

Floyd W. Pickrell, Jr.(b)	President and Chief Executive Officer of Sybron Dental Specialties, Inc. and its predecessor since August 1993; served as Chairman of the Board of our subsidiary Kerr Corporation from August 1993 to December 2000, and Chairman of the Board of our subsidiary Ormco from February 1993 to December 2000; served as President of Kerr from August 1993 until November 1998; joined Ormco in 1978 and served as Ormco’s President from March 1983 until November 1998; previously served as Ormco’s Vice President of Marketing and as its National Sales Manager.	58	2000

William E. B. Siart	Chairman of the Board of Excellent Education Development, a non-profit corporation that develops and manages charter public schools, beginning in 2000; President and Chief Executive Officer of EXED LLC from 1998 until 2000; Chairman and Chief Executive Officer of First Interstate Bancorp from 1995 to 1996, having served as President from 1990 until 1995 and in various other executive positions previously. Director of Western Asset Trust, Inc. and Western Asset Premier Bond Fund Inc.	57	2000

James R. Parks	Managing partner of the accounting firm of Parks Palmer Turner and Yemenidjian, LLP, and executive director of CBIZ Southern California, Inc., a subsidiary of Century Business Services, which is in the business of providing business consulting, accounting, merger and acquisition, business valuation, financial crisis management, and tax services, since 2003; Chairman of the Board and Chief Executive Officer of Laser Pacific Media Corporation, a public media post production company, from 1994 to 2003; Chairman of the Board of Realty Center Management Corporation, a privately held real estate management and investment company with operations in five states; and a shareholder in Mayer, Hoffman and McCann, a certified public accounting firm focused on providing services for mid-market businesses, not-for-profit organizations, and governmental entities.	53	2000

			Director of
	Principal Occupation		Company
Name(a)	and Business Experience	Age	Since

Class II Directors, whose terms will expire in 2005:

Kenneth F. Yontz(b)	Chairman of the Board of the Company since October 2000; Chairman of the Board of Apogent Technologies Inc. (formerly known as Sybron International Corporation, the Company’s parent prior to the Spin-Off) since 1987; President and Chief Executive Officer of Sybron International Corporation from October 1987 until December 2000. Director of Rockwell Automation, Inc. and Apogent Technologies Inc.	59	2000

Dennis Brown(b)	Reappointed as Chief Financial Officer and Treasurer of Apogent Technologies Inc. in January 2003; Financial Consultant to Apogent Technologies Inc. from 2000 to 2003; Chief Financial Officer, Vice President — Finance and Treasurer of Apogent Technologies Inc. from 1993 to 2000. Director of Merge Technologies Incorporated.	56	2000

Class III Directors, whose terms will expire in 2006:

Donald N. Ecker	Founder and Managing Director of CEO Strategic Solutions, LLC, a boutique investment firm specializing in mergers/ acquisitions and related financial advisory services since January 1999; retired as Senior Partner with Ernst & Young LLP in December 1998; previously Co-Director for the Center for Strategic Transactions and Director of Entrepreneurial Services for Southern California. Director of North American Scientific, Inc. and Capo Industries Inc.	57	2000

Robert W. Klemme	Chairman and Chief Executive Officer of Plexicor, Inc., a company that provides security services to the banking industry, since 2002; Founder and Managing Director of R K Capital, LLC, a private investment company, since 2000; Managing Director of CEO Strategic Solutions, LLC, an investment bank specializing in restructuring and spin-off transactions, from 1999 to 2001; President of Entrepreneurial Capital Corporation from 1986 until 1999; previously Senior Vice President and Regional Manager of Wells Fargo Bank — San Diego and Wells Fargo Bank — Los Angeles. Director of eBuilt, Inc. and Avrio Technologies, Inc.	58	2000

(a)	See “Committees and Meetings of the Board of Directors” for memberships on Board committees.

(b)	As indicated above, prior to the Spin-Off on December 11, 2000, when the Company became a separate publicly held company, the Company and its subsidiaries were subsidiaries of Apogent Technologies Inc. (f/k/a Sybron International Corporation). Messrs. Pickrell, Yontz and Brown were executive officers of Apogent prior to the Spin-Off.

Director Independence

      At least a majority of the members of the Board of Directors must qualify as independent directors under the listing standards of the NYSE. Each year, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no material relationship with the Company, and who do not have any of the categorical relationships that prevent independence under the NYSE listing standards, are considered to be independent directors.

      In accordance with applicable NYSE rules, the Board has determined that the following directors have no material relationships with the Company and qualify as independent directors: Messrs. Brown, Ecker, Klemme, Parks, Siart, and Yontz, who are more than a majority of the Board members. The Board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.

      Members of the Company’s Audit Committee, Compensation Committee, and Corporate Governance/ Nominating Committee comprise only directors who have been determined to be independent, as defined under the NYSE listing standards applicable to the respective committees. In making the determination of independence with respect to Mr. Brown’s membership on the Audit Committee, when he was made a member effective February 6, 2003, the Board relied upon the “override” provision in Section 303.02(D) of the NYSE’s Listed Company Manual. Mr. Brown was an executive officer and employee of Apogent Technologies Inc., the former parent of the Company prior to the Spin-Off on December 11, 2000, and when he was made a member of the Audit Committee the three-year restriction period following the Spin-Off imposed by Section 303.01(B)(3)(a) of the Listed Company Manual resulting from Mr. Brown’s relationship with the Company’s former parent company had not yet elapsed. The three-year period has since elapsed.

      When adding Mr. Brown to the Audit Committee, the Board determined in its business judgement that Mr. Brown’s membership on the Audit Committee was required by the best interests of the Company and its stockholders because (i) his role as the Chief Financial Officer of Apogent Technologies Inc. requires him to be knowledgeable regarding the issues the Audit Committee addresses, the numerous changes occurring with respect to the role of the Audit Committee, and the new requirements applicable to the Company under the Sarbanes-Oxley Act, (ii) he is familiar with the operations of the Company as a result of his experience with Apogent, (iii) he is knowledgeable regarding the accounting issues addressed by a manufacturing company like the Company, and (iv) no other member of the Board would provide the Audit Committee the valuable perspective Mr. Brown can provide.

Stockholder Communications with Board

      Stockholders wishing to communicate with the Board of Directors or with a Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Attn: Corporate Secretary, Sybron Dental Specialties, Inc., 1717 W. Collins Ave., Orange, CA 92867. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website at www.sybrondental.com for any changes to this process.

Committees and Meetings of the Board of Directors

      The Company has three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Corporate Governance/ Nominating Committee, whose present members are as identified below.

      The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Ecker (Chairman), Brown, and Parks currently serve as members of the Audit Committee. This committee met ten times during the fiscal year ended September 30, 2003. The Audit Committee is responsible for: assisting the Board in fulfilling its responsibilities relating to the oversight of (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; preparing the Audit Committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and providing such other assistance that the Board, from time to time, requests.

      Messrs. Siart (Chairman), Klemme, and Yontz serve as members of the Compensation Committee. This committee met four times during the fiscal year ended September 30, 2003. The Compensation Committee is responsible for: establishing, and periodically reviewing and approving, the Company’s compensation goals and objectives for the Company’s Chief Executive Officer and its other executive officers; periodically evaluating and approving the incentive compensation plans for and compensation of (and their performance relative to their compensation) the Company’s Chief Executive Officer and its other executive officers and assure that they are compensated in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation for inclusion in the Company’s proxy statement; making recommendations to the Board with respect to the Company’s equity based compensation plans; making recommendations regarding the compensation of the directors, including their compensation for services on Board committees; and providing such other assistance that the Board, from time to time, requests.

      Messrs. Klemme (Chairman), Siart, and Yontz serve as members of the Corporate Governance/ Nominating Committee. This committee met one time during the fiscal year ended September 30, 2003. The Corporate Governance/ Nominating Committee is responsible for: identifying, when necessary, individuals who have the qualities, as established by the Board, that the members of the Board are required to possess; recommending to the Board the director nominees to be elected at each annual meeting of the Company’s stockholders or any nominee proposed to be elected by the Board at any other times due to Board expansions, director resignations or retirements, or otherwise, including a recommendation as to the class of directors to which the nominee should be added; ensuring the Audit, Compensation and Corporate Governance/ Nominating Committees of the Board have the benefit of qualified and experienced “independent” directors; developing and recommending to the Board a set of effective corporate governance policies and procedures for the Company; overseeing any self-evaluation conducted by the Board or management of their performance; and providing such other assistance that the Board, from time to time, requests.

      The Board of Directors met six times during the fiscal year ended September 30, 2003. During fiscal 2003, each director, during the period in which he served as a director and on a committee of the board, attended 75 percent or more of the total number of meetings held by the Board of Directors and all committees on which he served. The Company’s Corporate Governance Policy requires each director to make a diligent effort to attend all Board and Committee meetings, as well as each annual meeting of stockholders. Each of the directors was present at the Company’s 2003 Annual Meeting of Stockholders.

      In accordance with the rules of the NYSE, non-management directors meet, without management, in regularly scheduled executive sessions. Mr. Yontz, Chairman of the Board, has been the presiding director at each executive session of the Board. At least once annually, those directors who are “independent” in accordance with the criteria described above meet without the other directors, and the position of presiding director at each of these meetings of independent directors is rotated among the independent directors.

Stockholder Nominations and Recommendations of Director Candidates

      The Bylaws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. The Company has never received a nomination or recommendation for a director candidate from any of its stockholders. Stockholders who desire to nominate a person or persons for election to the Board of Directors must comply with the notice requirements described in the following two paragraphs. Stockholders desiring to submit a recommendation for a director candidate for the Board of Directors may submit the recommendation to the Board using the procedure described above under “Stockholder Communications with Board.” The SEC’s new disclosure requirements relating to disclosure of the nominating committee function became effective on January 1, 2004. The Corporate Governance/ Nominating Committee does not currently have

(i) a policy regarding the handling or consideration of director candidate recommendations received from a stockholder or (ii) a process for identifying and evaluating nominees for directors (including nominees recommended by stockholders). These issues will be considered by the Company’s Corporate Governance/ Nominating Committee, which will then make a recommendation to the Board. The minimum qualifications and attributes that the Corporate Governance/ Nominating Committee believes must be possessed by any candidate for nomination to the Board of Directors include:

•	a willingness to ask hard questions;

•	the ability to work well with others;

•	the freedom from any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	the willingness and ability to (i) devote sufficient time to the affairs of the Company and (ii) be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and

•	the capacity and desire to represent the interests of the stockholders as a whole and not primarily a special interest group or constituency.

The Company has never paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

      A stockholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made. The Bylaws require similar notice with respect to stockholder proposals for other actions to be taken at a meeting of stockholders. See “Stockholder Proposals” below.

      To be timely, such notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (any time from November 8, 2004 to and including December 8, 2004, with respect to the 2005 annual meeting) or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made.

Directors’ Compensation

      Directors of the Company are entitled to reimbursement for the reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 2003, each director of the Company who is not also an employee of the Company, which includes all of the current directors except Mr. Pickrell, received an annual retainer of $20,000 (except the Chairman of the Audit Committee who received an annual retainer of $30,000 and the other Audit Committee members who received an annual retainer of $25,000) and a fee of $1,500 for each meeting of the Board of Directors at which such director was present ($500 for each telephonic meeting).

Each such director who is a member of a committee of the Board of Directors also received a fee of $1,000 for each committee meeting attended ($500 for each telephonic meeting). In addition, each director who is not a full-time employee of the Company is automatically granted an option each year to purchase 10,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2000 Outside Directors’ Stock Option Plan, at an exercise price equal to the fair market value of the common stock on the date of grant.

CORPORATE GOVERNANCE

      The framework for the Company’s corporate governance is provided by: (a) the Company’s Certificate of Incorporation and its Bylaws, (b) the charters of the Board committees, (c) the Company’s Corporate Governance Policy, and (d) the Company’s Code of Conduct. In addition, the Company is governed by all applicable laws, rules, and regulations, including the rules of the SEC and of the NYSE, the exchange on which the common stock of the Company is listed.

      Each of the charters of our Audit Committee, Compensation Committee, and Corporate Governance/ Nominating Committee is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request.

      The Company’s Corporate Governance Policy addresses topics such as (a) the composition of the Board, (b) director qualifications, (c) the determination of director independence, (d) selection of directors, (e) board compensation and performance, (f) directors’ responsibilities, (g) management’s responsibilities, (h) the Board’s relationship to management, (i) meeting procedures, (j) committee structure and function, (k) director orientation and continuing education, and (l) Board and committee evaluations. A copy of our Corporate Governance Policy is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request.

      Our Code of Conduct (our “Code”) summarizes the compliance and ethical standards and expectations we have for all of our employees, officers, and directors with respect to their conduct in furtherance of Company business. It also contains the Company’s financial code of ethics relevant to accounting and financial reporting applicable to our Chief Executive Officer, senior financial officers (including the Chief Financial Officer and principal accounting officer or Corporate Controller), General Counsel, Director of Taxes, the presidents of our subsidiaries Kerr Corporation, Ormco Corporation and Metrex Research Corporation, and the principal financial and accounting officers of those subsidiaries. The Code contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls, or auditing matters. The Company has established a procedure through which reports can be made anonymously and in confidence. A copy of our Code is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request. If we make any substantive amendment to the Code, we will disclose the nature of such amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer, director, principal accounting officer, or controller, we will disclose the nature of such waiver on our website at www.sybrondental.com, in a press release, or on a current report on Form 8-K.

STOCKHOLDER RETURN COMPARISON

      The graph below sets forth the cumulative total stockholder return on the Company’s common stock during the period from November 28, 2000 (the day the Company’s common stock began trading on the NYSE on a “when issued” basis prior to the Spin-Off) through fiscal year end, September 30, 2003, as compared to the returns, during a like period, of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Health Care Composite Index. The graph assumes that $100 was invested on November 28, 2000 in the Company’s common stock and in each of the two Standard & Poor’s indices and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its common stock.

	11/28/2000	9/30/2001	9/30/2002	9/30/2003

Sybron Dental	$100	$143.08	$107.62	$192.79
S&P 500	$100	$73.69	$58.60	$71.59
S&P Healthcare	$100	$93.40	$72.92	$80.03

AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three directors (named below) and operates under a written charter adopted by the Board of Directors, a copy of which is appended to this Proxy Statement as Appendix A. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of the NYSE relating to audit committees. In addition, the Board of Directors has further determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Ecker qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

Independent Auditors’ Fees

      The firm of KPMG LLP served as the Company’s independent auditors for the fiscal year ended September 30, 2003.

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2002 and September 30, 2003, and fees billed for other services rendered by KPMG LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	2002	2003

Audit Fees:(1)	$709,000	$769,000
Audit-Related Fees:(2)	258,000	203,000
Tax Fees:(3)	840,000	702,000
All Other Fees:(4)	0	20,000

Total	$1,807,000	$1,694,000

(1)	Audit Fees: Fees for professional services performed by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes audits of employee benefit and compensation plans, due diligence relating to mergers and acquisitions, attestations by KPMG that are not required by statute or regulations; and consulting on financial accounting/ reporting standards.

(3)	Tax Fees: Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “Audit-Related” items.

(4)	All Other Fees: Fees for other permissible work performed by KPMG that does not meet the above category descriptions. The $20,000 incurred in 2003 was comprised of international work related to contract reviews and pension consulting.

      The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company’s financial statements were at all times compatible with maintaining that firm’s independence.

Pre-Approval Policy

      The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent auditor, subject to the “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Descriptions of each project are provided to the Audit Committee. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent auditor to perform any services. The Audit Committee is routinely informed as to the non-audit services actually provided by the independent auditor pursuant to the pre-approved projects. No fees were paid to the independent auditor pursuant to the “de minimus” exception to the foregoing pre-approval policy permitted under the Exchange Act and the SEC rules.

AUDIT COMMITTEE REPORT

      The management of the Company is responsible for the Company’s system of internal controls, the audit process and the process for monitoring compliance with the laws and regulations to which the Company is subject. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards accepted in the United States of America. The Audit Committee oversees and monitors this process.

      In connection with its function of overseeing and monitoring the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2003 with the Company’s management, who represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States of America;

•	discussed with KPMG LLP, the Company’s independent auditor, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•	received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

      Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the SEC.

      The foregoing report is provided by the following directors, who constitute the Audit Committee:

Donald N. Ecker, Chairman
Dennis Brown
James R. Parks

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing, analyzing and approving all the compensation programs for the Company’s executive officers and those officers’ individual salaries, bonuses and stock option grants. The Committee also makes all stock option grants for non-officer employees. During fiscal 2003, the Committee was comprised of the individuals listed at the end of this Report, none of whom is an employee or former employee of the Company, has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.

Compensation Philosophy

      The general philosophy of the Company’s executive compensation program is to offer its key executives competitive compensation based both on the Company’s performance and on the employee’s individual contribution and performance. The Committee seeks to create compensation programs that will motivate and reward highly qualified executives for long-term strategic management that improves stockholder value, support a performance-oriented environment that rewards achievement of internal Company goals that are designed to be consistent with the interests of stockholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

      It is the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. As a result, while the Committee believes it should provide a total compensation opportunity for the Company’s executives that is above average, it seeks to place an above average amount of the total compensation opportunity at risk, making the payment of an above average amount of compensation dependent upon the Company’s performance meeting or exceeding established internal financial goals.

Compensation Program Components

      The Company’s executive compensation program consists of essentially three components: base salary, annual performance bonus and stock option incentives. Each of the components is designed to be consistent with the compensation philosophy and to achieve the goals described above. The following is a discussion of each component and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

      Base Salary. The base salary is intended to compensate an individual for the level of responsibility and the complexity of the tasks associated with the individual’s position with the Company, as well as the level of the individual’s performance. In setting base salaries for each executive, the Committee, uses its experience and knowledge, the knowledge of the Company’s Human Resources staff, and the recommendations of the Company’s Chief Executive Officer as well as, from time to time, input from independent compensation consultants. The Committee considers competitive market data, the relevant impact of each executive’s performance on the future growth and success of the Company, the complexity of the Company’s businesses in which the executive is involved, the overall economic environment, the overall performance of the Company and such other factors as the Committee may deem relevant to the particular executive. The Committee reviews each executive’s base salary on an annual basis. The Committee will consider changes to an executive officer’s compensation at other times if a change in the scope of the executive officer’s responsibilities justifies such consideration.

      When conducting its annual review of base salaries, the Committee reviews, among other things, compensation surveys for executives in companies with sales volumes and numbers of employees comparable to that of the Company or the relevant subsidiaries of the Company. The competitive market information examined by the Committee was derived from an analysis of compensation survey data with respect to United States corporations having sales volumes between $50 million and $1 billion and employees numbering from 1,000 to 5,000. This group of companies differs from the group of companies included in the S&P Health Care Composite Index reflected in the Company’s performance graph contained elsewhere in this Proxy Statement. The survey data, compiled by national compensation consulting firms, included compensation information from at least 343 (and in one case 2,247) companies in multiple industries.

      Annual Cash Bonus Incentives. The annual cash bonus incentive is designed to align the interests of the Company’s executives with those of the Company’s stockholders by rewarding the executives only if the Company achieves its internal financial and year-over-year earnings growth goals, which if achieved should enhance stockholder value. The design of the incentive cash bonus program reflects the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. The amount of the annual cash bonus incentive for each executive is governed by the Senior Executive Incentive Compensation Plan (the “Incentive Plan”), which the Company’s stockholders approved at the Company’s 2002 Annual Meeting of Stockholders. Under the terms of the Incentive Plan, the Incentive Plan participants receive a cash bonus equal to a predetermined percentage of their base pay times a success factor, which varies with the level of basic earnings per share achieved by the Company. The Committee established basic earnings per share goals for the Company’s 2003 fiscal year which were used to determine the size of any awards under the Incentive Plan. The Committee believes the use of basic earnings per share as a measure for determining the size of an award under the Incentive Plan closely aligns the payment of an incentive award with the interests of the Company’s stockholders.

      The Company’s 2003 fiscal year was an excellent performance year for the Company. The executive officers eligible under the Incentive Plan received fiscal 2003 awards ranging from 95% to 180% of their fiscal 2003 year-end base salaries.

      Stock Incentives. The award of stock options to the Company’s executives seeks to incentivize them to sustain and enhance the Company’s long-term performance and focus the optionees’ attention on managing the Company from the perspective of an owner with an equity stake in the business. As opposed to the annual cash incentive program, which rewards the executives for a single year’s performance, the stock incentives only reward the executives if their management of the Company results in the creation of long-term stockholder value. The stock option awards are made under the Company’s 2000 Long-Term Incentive Plan (the “Stock

Plan”). The terms of the Stock Plan provide for incentive stock options or nonqualified stock options, as determined by the Committee, to be granted to full-time executive officers and other key employees of the Company. The Committee, which administers the Stock Plan, views stock-based compensation as a critical component of the Company’s overall executive compensation program.

      While the Committee intends to employ an annual stock option grant for certain employees of the Company, the executive officers will be ineligible to participate in that program. Instead, the executive officers will generally, in the absence of a change in responsibility or other circumstances deemed significant by the Committee, only receive additional option grants after the grants previously received have fully vested.

      Typically, options granted under the Stock Plan will vest in equal annual installments on each of the first four anniversaries following the grant date (provided the optionee is still an employee of the Company at that time and provided further that vesting is accelerated upon the optionee’s death, disability or retirement). Such options are granted with an exercise price equal to the market value of the Company’s Common Stock on the date of the grant.

      The Committee did not grant stock options to any of the Company’s executive officers in fiscal 2003.

CEO Compensation and Evaluation

      For fiscal year 2003, Mr. Pickrell, the Company’s Chief Executive Officer, earned a salary of $550,000 and an award under the Incentive Plan of $991,100.

      When establishing Mr. Pickrell’s base salary and bonus target for fiscal year 2003, the Committee compared them to the Committee’s compensation philosophy and the surveys and other resources described above. In addition, the Committee considered, among other things, Mr. Pickrell’s over 20 years of service with the Company and its subsidiaries, the performance of the Company under Mr. Pickrell’s leadership (including its revenue, operating income, cash flow generation, earnings per share, and strategic acquisitions), the historical returns delivered by the Company to its stockholders compared to the returns delivered by other comparable companies and the overall economic environment.

      The Committee did not increase Mr. Pickrell’s base salary in fiscal 2003. The Committee considered the Company’s financial performance in fiscal 2002 and determined that because the Company’s fiscal 2002 net income was less than its fiscal 2001 net income, and it did not achieve its fiscal 2002 financial targets, it would not be appropriate to increase Mr. Pickrell’s base salary for fiscal 2003.

Section 162(m)

      Section 162(m) of the Internal Revenue Code limits, to $1 million, the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. One of the conditions is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. Both the Company’s Incentive Plan and Stock Plan are administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are “outside directors” pursuant to the requirements of Section 162(m). Another condition is stockholder approval. The Incentive Plan and the Stock Plan were approved by the Company’s stockholders at the 2002 Annual Meeting.

      The foregoing report on executive compensation is provided by the following directors who constitute the Compensation Committee.

William E. B. Siart, Chairman
Robert W. Klemme
Kenneth F. Yontz

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered to the Company and its subsidiaries (collectively, the “named executive officers”) during its 2003, 2002 and 2001 fiscal years. The table includes compensation awarded to, earned by or paid to the individuals listed during those periods in fiscal year 2001 that were prior to the Spin-Off (during which the Company and/or its subsidiaries were subsidiaries of Apogent). In the case of Mr. Tomassi, for periods prior to the Spin-Off, the services rendered were also for the benefit of Apogent and its other subsidiaries.

					Long Term Compensation

					Awards		Payouts

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
		Salary	Bonus	Compensation	Awards(s)	SARS	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(a)	($)	(#)(b)	($)	($)(c)

Floyd W. Pickrell, Jr.	2003	550,000	991,100	15,639	0	0	0	5,154
President and Chief	2002	541,667	0	11,802	0	0	0	4,760
Executive Officer	2001	487,500	738,688 (d)	10,366	0	496,278	0	4,576

Stephen J. Tomassi	2003	250,000	331,500	7,574	0	0	0	15,874
Vice President —	2002	245,833	0	9,730	0	0	0	26,481
General Counsel	2001	219,950	244,603	18,575	0	223,325	0	35,500
and Secretary

Gregory D. Waller	2003	250,000	331,500	2,610	0	0	0	5,634
Vice President —	2002	245,833	0	3,583	0	0	0	5,452
Finance, Chief Financial	2001	216,283	244,603	2,610	0	223,325	0	5,964
Officer and Treasurer

Steven J. Semmelmayer	2003	250,000	331,500	2,610	0	0	0	4,051
President, Kerr	2002	245,833	0	2,610	0	0	0	4,039
Corporation	2001	218,700	244,603	2,610	0	223,325	0	4,224

Daniel E. Even	2003	230,000	304,980	2,610	0	0	0	5,735
President, Ormco	2002	229,167	0	2,610	0	0	0	5,500
Corporation	2001	218,700	244,603	2,610	0	223,325	0	6,036

(a)	Consists of tax gross-up payments — amounts reimbursed during the fiscal year for the payment of taxes with respect to personal benefits and, in the case of Mr. Tomassi, with respect to the imputed income referred to in note (c) below. In each case, the personal benefits do not exceed the SEC’s disclosure obligation thresholds and are therefore not included in the table.

(b)	Consists entirely of stock options and for the 2001 fiscal year excludes options for Company common stock issued in exchange for options held prior to the Spin-Off to acquire Apogent common stock.

(c)	Consists entirely of employer matching contributions to the 401(k) Plan, except in the case of Mr. Tomassi whose compensation for fiscal 2003, fiscal 2002 and fiscal 2001 includes $10,333, $21,000 and $31,000, respectively, of interest imputed to his income in connection with the three-year, unsecured, interest-free loan provided to him by the Company, as described in this Proxy Statement under “Certain Relationships and Related Transactions.”

(d)	In addition, Mr. Pickrell received a special bonus payment of $600,000 from Apogent in connection with the Spin-Off.

Stock Options

      Stock Option Grants. The Company did not grant any stock options or stock appreciation rights to any of the named executive officers during fiscal 2003.

      Stock Option Exercises. The following table sets forth information for each of the named executive officers concerning individual exercises of stock options by the named executive officers during fiscal 2003 and the number and value of options outstanding at the end of fiscal 2003. The Company has granted no stock appreciation rights and, therefore, none are outstanding.

Aggregated Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/ SAR Values(a)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARS at		Options/SARS at
			Fiscal Year End (#)		Fiscal Year End ($)(b)
	Shares Acquired	Value
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Floyd W. Pickrell, Jr.	0	0	1,268,638	248,139	14,149,305	2,455,956
Stephen J. Tomassi(c)	14,774	184,795	373,514	114,218	5,924,552	1,136,721
Gregory D. Waller	0	0	154,836	114,059	1,601,963	1,134,759
Steven J. Semmelmayer	0	0	234,769	114,262	1,875,147	1,137,264
Daniel E. Even	0	0	178,185	114,262	2,764,452	1,137,264

(a)	Consists entirely of stock options.

(b)	Based on the September 30, 2003, $25.07 closing price of Company common stock on the NYSE.

(c)	Mr. Tomassi exercised a stock option for 14,774 shares by using already owned shares of Company common stock instead of cash to pay the exercise price and tax withholding; as a result the net number of shares issued to him was 7,127.

      Exchange of Stock Options in the Spin-Off. In connection with the Spin-Off, the Company’s officers and employees were allowed to exchange their Apogent (Sybron International) stock options for stock options of the Company having an aggregate intrinsic value (the spread between the market value and exercise price of the option shares) equal to the aggregate intrinsic value of the Apogent stock options exchanged immediately prior to the Spin-Off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the Apogent stock options exchanged immediately prior to the Spin-Off. All of the named executive officers exchanged their outstanding Apogent stock options for the Company’s stock options in connection with the Spin-Off. For these Sybron Dental stock options, the exercise price and the number of shares of Sybron Dental common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding Apogent stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the NYSE of Apogent common stock and Sybron Dental common stock trading on a “when issued” basis, during the period of “when issued” trading ending on the date of the Spin-Off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the Sybron Dental stock options received in exchange for Apogent stock options are the same as the terms of the Apogent stock options for which they were exchanged. The Sybron Dental stock options issued in exchange for Apogent stock options were issued under the Company’s 2000 Long-Term Incentive Plan.

      The number of Sybron Dental stock options received by each of the named executive officers in exchange for Apogent stock options and the average weighted exercise price per share were as follows: Floyd W. Pickrell, 765,374 options, $13.8765 average weighted exercise price; Stephen J. Tomassi, 279,181 options, $6.8093 average weighted exercise price; Gregory D. Waller, 45,570 options, $13.7844 average weighted exercise price; Steven J. Semmelmayer, 125,706 options, $11.8801 average weighted exercise price; and Daniel E. Even, 69,122 options, $13.7316 average weighted exercise price.

Employment Agreements

      In November 2002, the named executive officers entered into new employment agreements, which superseded their previous agreements. In the new agreements, like the previous agreements, the executive officers agreed to serve in their respective executive officer capacities, and each agreed to devote his full time to the performance of his duties thereunder. The new employment agreements provide for initial base salaries, subject to annual merit increases at the discretion of the Compensation Committee, and, like the former employment agreements, provide the named executives benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s Senior Executive Incentive Compensation Plan. The base salaries for fiscal year 2004, effective as of October 1, 2003, for the named executive officers are as follows: Mr. Pickrell $575,000; Mr. Tomassi $270,000; Mr. Waller $270,000; Mr. Semmelmayer $270,000; and Mr. Even $270,000.

      The employment agreements may be terminated, with or without cause, by the executive upon 45 days’ advance notice to the Company or by the Company upon 90 days’ notice to the executive. Should the Company terminate the executive’s employment without “cause”, “cause,” as defined in the employment agreements, or the executive terminate the employment relationship as a result of a “constructive termination event,” as defined in the employment agreements, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by the executive under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which the executive’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which the executive was actively employed; and (3) the executive’s then current monthly salary for a period of twelve months. Additionally, for a 12-month period after termination of the executive’s employment, the Company is obligated to arrange to provide the executive, if available under the Company’s benefit plans, or if not, pay to the executive an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which the executive was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

      The agreements provide the Company the right to terminate them, at any time, without advance notice, for “cause,” as defined in the employment agreements. If the Company terminates the executive’s employment for “cause,” or the executive’s employment is terminated at the request of the executive, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the employment agreements, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all unvested stock options or other awards will be cancelled on the date of termination. The executive will generally have 90 days after the termination to exercise any vested stock options.

      Upon the termination of the executive’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by the executive for “good reason” following a “change in control,” the executive shall be entitled, unless such termination is effective more than twenty-four months following the occurrence of the “change in control,” a payment of an amount equal to 2.99 times the sum of (i) the executive’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) the executive’s base salary times the executive’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to the executive for the three fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay the executive any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two years and all unvested stock options or other awards will be cancelled on the date of termination. The executive will generally have 90 days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, the executives will receive certain gross-up payments such that the net amount received by the executive pursuant to the agreement will not be reduced by any excise taxes.

      The Company must require any successor to assume the Company’s obligations pursuant to the employment agreements. If the Company fails to do this, the executives will be entitled to the same benefits they would receive if they terminated the employment agreements on the date of succession for good reason following a change in control. The employment agreements also subject the executives to confidentiality obligations, and contain restrictions on their soliciting employees of the Company for a period of one year following termination of employment.

Pension Benefit Plans

      Retirement Plan. The Company has a Retirement Security Plan (the “Retirement Plan”) for certain U.S. employees who are not covered by a collective bargaining agreement, including its executive officers. The plan is a “career average” type plan. The benefit formula directly relates to annual salary, length of service and Social Security covered compensation. To the extent that pension benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table.

      Annual pension benefits expected to be distributed upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of past and future service benefit formulas. Past service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee’s final three years, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee’s final three years, in excess of the Social Security covered compensation in 1987, which sum is multiplied by the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. Future service benefit (for service since January 1, 1987) for credited service not in excess of 35 years is an amount equal to the sum of all future year annual benefits calculated for each year as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security Covered Compensation of that year. Future service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant’s annual salary for such year. The Company may from time to time move the past service formula to a more current date which would have the effect of increasing the amount of average compensation upon which benefits are calculated.

      The annual projected pension benefits at age 65 reflected below are calculated by using the actual accrued benefits through the most recent calendar year and a projected benefit using the individual’s calendar year earnings assuming no future increases in base salaries or bonuses paid.

      Bonus payments have a significant impact on the pension projections stated below. The annual bonus payments are linked to the Company’s financial results and can fluctuate up or down depending on the annual performance of the Company. For example, a poor performance year would generate a lower bonus payout and thereby could understate the projected annual retirement benefit on a going forward basis. Conversely, an exceptional performance year would generate a significantly higher bonus payout and thereby could overstate the projected annual retirement benefit.

      The following table illustrates the projected annual pension benefits payable for life (without provision for survivor pension) from the Retirement Plan and, where applicable, the Unfunded Plan described below, upon retirement at age 65, to the executive officers named in the Summary Compensation Table.

	Assumed
	Projected Annual	Additional	Full Years of
Name of	Retirement	Years of	Service as of
Individual	Benefit at Age 65*	Service	September 30, 2003

Floyd W. Pickrell, Jr.	$315,723	7	30
Stephen J. Tomassi	$168,023	14	15
Gregory D. Waller	$154,594	11	21
Steven J. Semmelmayer	$210,055	19	24
Daniel E. Even	$163,230	14	24

*	Assumes no salary increases.

      Unfunded Pension Plan. The Company also maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Internal Revenue Code (the “Unfunded Plan”). The individuals named in the Summary Compensation Table and executives as a group are eligible to participate in the Unfunded Plan.

      Under the Unfunded Plan, benefits are paid from a Rabbi Trust sponsored by the Company. Participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Internal Revenue Code section 415 were inapplicable.

      The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered. The compensation in the salary and bonus columns of the Summary Compensation Table, above, includes each of these elements. Benefits under the Unfunded Plan are computed on a straight-life annuity basis, and are subject to an offset of the actuarial value of benefits payable to participants under the terms of the Retirement Plan.

EQUITY COMPENSATION PLAN INFORMATION

      The Company has four equity compensation plans. Three of the plans, the 2000 Long-Term Incentive Plan, the 2000 Outside Directors’ Stock Option Plan, and the Employee Stock Purchase Plan were approved by the Company’s stockholders. One of the plans, the 2001 Long-Term Incentive Plan has never been submitted to the stockholders for approval and therefore has not been approved by the Company’s stockholders. A description of the 2001 Long-Term Incentive Plan, as well as the three other equity compensation plans, is contained in note 13 of the “Notes to Consolidated Financial Statements” in Item 8 — “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, and is incorporated herein by reference. The following table gives information about common stock that may be issued under all of the Company’s existing equity compensation plans as of September 30, 2003.

Number of
Securities
	Number of		Remaining Available
	Securities to Be	Weighted-	for Future Issuance
	Issued Upon	Average Exercise	Under Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	1st Column)

Equity compensation plans approved by security holders	4,783,511 (1)	$14.72	953,663 (2)
Equity compensation plans not approved by security holders	968,387 (3)	18.31	17,937

Total	5,751,898	$15.33	971,600

(1)	Represents options to purchase the Company’s common stock granted under the Company’s 2000 Long-Term Incentive Plan and its 2000 Outside Directors’ Stock Option Plan.

(2)	Includes 500,000 shares available for future issuance under the Employee Stock Purchase Plan, including the shares subject to purchase during the six-month offering period that commenced July 1, 2003.

(3)	Represents options to purchase the Company’s common stock granted under the Company’s 2001 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Spin-Off Transactions

      In order to effect the Spin-Off, Apogent and the Company entered into a number of interrelated agreements which define the ongoing relationship between the parties after the Spin-Off. Because these agreements were negotiated while the Company was a wholly owned subsidiary of Apogent, they are not the result of negotiations between independent parties. Those agreements for which there are on-going obligations by Apogent and the Company are described below:

      Assignment and Assumption Agreement. Pursuant to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, in general the Company and its U.S. subsidiaries will indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations within the dental business. Similarly, Apogent and its U.S. subsidiaries will indemnify the Company and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of its laboratory business, including discontinued operations within the laboratory business, and other items not transferred to the Company. In circumstances in which any liability of Apogent and the Company is joint, the parties will share responsibility for such liability on a mutually agreed upon basis consistent with the allocation of the business segments.

      Insurance Matters Agreement. The Insurance Matters Agreement governs the rights and obligations of Apogent and the Company with respect to various pre-existing contracts insuring Apogent and covering risks associated with, or arising out of, Apogent Technology’s dental business. The types of policies covered by the Insurance Matters Agreement include, without limitation, automobile liability, comprehensive and general liability. The Insurance Matters Agreement also establishes certain procedures for dealing with pending litigation, new litigation and the resolution of disputes between the parties concerning that agreement.

      Tax Indemnification Agreement. The Tax Sharing and Indemnification Agreement governs the allocation of certain tax responsibilities between Apogent and its subsidiaries on the one hand and the Company and its subsidiaries on the other hand after the Spin-Off. The Tax Indemnification Agreement defines each company’s rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years (or portions thereof) ending on or prior to the Spin-Off and with respect to certain tax attributes of the companies after the Spin-Off. The Tax Indemnification Agreement also specifies the parties’ respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event the Spin-Off is subsequently determined not to qualify as tax-free for U.S. federal income tax purposes.

Loan to Mr. Tomassi

      On September 1, 2000, the Company provided Mr. Tomassi with a three-year, unsecured interest-free loan in the amount of $400,000 for the purpose of making a down payment on a house to be purchased in connection with Mr. Tomassi’s transfer to California. The Company also agreed to gross up Mr. Tomassi’s income in an amount equal to any tax obligations incurred by Mr. Tomassi on the basis of income imputed to him due to the interest-free nature of the loan. See “Executive Compensation — Summary Compensation Table.” The note was payable in three annual installments of $100,000, $100,000 and $200,000, respectively, on September 1, 2001, 2002 and 2003. As of September 30, 2003 the loan was paid in full.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of Company common stock and subsequent changes in that ownership to the SEC and the NYSE. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during the most recent fiscal year. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2003 except that: Messrs. Brown, Ecker, Klemme, Parks and Siart each made one late filing on Form 4 covering the grant of 10,000 options to each of them under the Company’s 2000 Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”) and Mr. Yontz reported four transactions one day late as well as reporting the grant of 10,000 options under the Outside Directors’ Plan late.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee on behalf of the Company has selected the public accounting firm of KPMG LLP as the Company’s independent auditors for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

      Stockholder proposals for the 2005 Annual Meeting of Stockholders of the Company must be received no later than September 8, 2004 at the Company’s principal executive offices, 1717 West Collins Avenue, Orange, California 92867, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the SEC’s proxy rules. Under the Company’s Bylaws, written notice of stockholder proposals for the 2005 Annual Meeting of Stockholders of the Company which are not intended to be considered for inclusion in next year’s annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 8, 2004 and no earlier than November 8, 2004 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

      The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

STEPHEN J. TOMASSI
Secretary

January 6, 2004

      A copy (without exhibits) of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended September 30, 2003 has been provided with this Proxy Statement. The Company will provide to any stockholder, without charge, upon written request of such stockholder, an additional copy of such Annual Report. Such requests should be addressed to Diane Thomas, Sybron Dental Specialties, Inc., 1717 West Collins Avenue, Orange, California 92867.

APPENDIX A

SYBRON DENTAL SPECIALTIES, INC.

CHARTER OF THE

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

1.     Status

      The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Sybron Dental Specialties, Inc. (the “Company”).

2.     Purpose

      The primary purpose of the Committee is to: (i) assist the Board in fulfilling its responsibilities relating to the oversight of (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; (ii) prepare the Committee report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement; and (iii) provide such other assistance that the Board, from time to time, requests.

3.     Membership and Qualifications

      The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Commission, and Section C.2 of the Company’s Corporate Governance Policy. At least one member of the Committee shall be an audit committee financial expert as defined by the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

      The members of the Committee shall be appointed by the Board, who shall consider any recommendations for membership submitted to the Board by the Corporate Governance/ Nominating Committee, and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by action of the full Board.

      Unless a Committee Chairman is elected by the full Board, the Committee members may designate a Chairman.

4.     Meetings and Other Actions

      The Committee shall meet as often as it determines it is necessary to meet, but not less frequently than quarterly. Meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

      All meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company’s bylaws, including bylaw provisions governing notices of meetings, waivers thereof, and the number of Committee members required to take actions at meetings or by written consent.

      The Committee may request any officer or employee of the Company, the Company’s outside counsel or independent auditor, or any consultants to the Committee, attend a meeting of the Committee. The Committee may also exclude from its meetings, or any part of a meeting, any persons it deems appropriate in order to carry out its responsibilities.

      The Committee shall meet periodically, in separate executive sessions, with the Company’s Chief Financial Officer, Controller, any employee of the Company performing an internal audit function, other members of the Company’s management designated by the Committee, and the Company’s independent auditor. If it so determines, the Committee may meet separately with other members of management, or with outside advisors or firms to discuss any matters that the Committee thinks would be appropriate.

      Written or electronic minutes of each meeting shall be prepared and filed with the records of the Company and shall be available to any and all directors of the Company.

5.     Reports of Meetings

      At the first regularly scheduled Board meeting following a Committee meeting or an action taken by the Committee, it shall give a report of the meeting and action taken by the Committee at the meeting or by consent (except to the extent covered in an interim report circulated to the Board). The report shall be made by the Committee Chairman or his or her delegate and shall be accompanied by any recommendations from the Committee to the Board. In addition, the Committee Chairman or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

6.     Responsibilities of the Committee

      The Committee shall have the responsibilities and authority described below. For those duties for which a time period or frequency is not prescribed, the duty shall be undertaken when, and as frequently as, the Committee deems appropriate.

A.	Financial Statement and Disclosure Matters

(a) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b) Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

(c) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(d) Review and discuss with the Company’s independent auditor and management, at least annually, reports from the independent auditor on:

(i) All critical accounting policies and practices used by the Company and those which the Company intends to use.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(e) Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The chair of the Committee may represent the entire

Committee for purposes of this review. The discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(f) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(g) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(h) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management (including management’s responses to the foregoing).

(i) Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonable likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

(j) Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(k) Review and discuss with management and the independent auditors any major issues regarding accounting principles and financial statement presentation.

B.	Oversight of the Company’s Relationship with and the Qualifications of the Independent Auditor

(a) The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

(b) The independent auditor shall report directly to the Committee.

(c) The Committee shall:

(i) Oversee the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

(ii) Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. (The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.)

(iii) Review and evaluate the lead partner of the independent auditor team.

(iv) Obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

(v) Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

(vi) Ensure the rotation, required by law, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis.

(vii) Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

(viii) Discuss with the national office of the independent auditor issues on which the national office was consulted by the Company’s audit team and matters of audit quality and consistency.

(ix) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

C.	Compliance Oversight Responsibilities

      The Committee shall:

(a) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

(b) Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

(c) Review reports and disclosures of insider and affiliated party transactions.

(d) Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

(e) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(f) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

(g) Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(h) Perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate

D.	Committee Reports and Assessments

      The Committee shall:

(a) Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

(b) Make regular reports of the Committee’s activities to the Board.

(c) Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

(d) Annually conduct a self-evaluation of the Committee’s performance, authority, operations, charter and composition and the performance of each Committee member.

(e) Annually assess the independence and financial literacy of the Committee members, including audit committee financial expert status of Committee member(s).

(f) Maintain minutes of the Committee’s meetings.

7.	Resources and Engagement of Advisors

      The Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and also shall have the right to hire independent auditors, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary, administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall keep the Company’s Finance Department advised as to the general range of anticipated expenses for outside consultants and fees to be paid to the Company’s independent auditors.

8.	Limitation of Committee’s Role

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

SYBRON DENTAL SPECIALTIES, INC.

2004 Annual Meeting of Stockholders

February 6, 2004
11:00 a.m. P.S.T.

You May Vote by Telephone, by Internet, or by Mail
(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

DETACH HERE

PROXY

SYBRON DENTAL SPECIALTIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, or any of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc. to be held in Rancho Santa Fe, California, on Friday, February 6, 2004, at 11:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SYBRON DENTAL SPECIALTIES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/syd

OR

Vote-by-Telephone

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THIS MATTER.

1.	ELECTION OF DIRECTORS:
	Nominees:	(01)	James R. Parks,	(02)	Floyd W. Pickrell, Jr.
		(03)	William E.B. Siart

			FOR ALL NOMINEES		WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: